                                                                    EXHIBIT 4.7

THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER ANY STATE SECURITIES OR "BLUE SKY" LAWS ("BLUE SKY LAWS"). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF THIS BOND OR ANY INTEREST THEREIN MAY BE MADE EXCEPT (a) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS OR (b) IF THE BORROWER HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE BORROWER, TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION
          UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS.

                        UNITED STATES OF AMERICA
                           STATE OF MINNESOTA

                     ECONOMIC DEVELOPMENT AUTHORITY
                 OF THE CITY OF BELLE PLAINE, MINNESOTA

               TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BOND
                      (EXCELSIOR-HENDERSON PROJECT)
                               SERIES 1998

R-1                                                               $6,100,000

         The Economic Development Authority of the City of Belle Plaine, Minnesota, a public body corporate and politic and political subdivision of the State of Minnesota (the "Issuer"), for value received, hereby promises to pay to FINOVA Public Finance, Inc., a Minnesota corporation (the "Lender"), or its assigns (the Lender and any assigns are hereinafter referred to as the "Holder"), at its designated principal office or such other place as the Holder may designate in writing, but solely from the revenues derived from a Loan Agreement, dated as of July 1, 1998 (the "Loan Agreement"), between the Issuer and Excelsior-Henderson Motorcycle Manufacturing Company, a Minnesota corporation (the "Borrower"), providing for a loan of the proceeds from the Bond to the Borrower, the principal sum of Six Million One Hundred Thousand Dollars ($6,100,000), with interest at the rate of 10.40 % per annum (the "Interest Rate"), interest commencing to accrue on the date of issue of the Bond, in any coin or currency, which at the time or times of payment is legal tender for the payment of public or private debts in the United States of America. The principal and interest on this Bond is payable in installments due as follows:

         (a) On August 20, 1998, and thereafter on the first day of each month thereafter to and including July 1, 1999, accrued and unpaid interest only on the outstanding principal balance of the Bond shall be due and payable.

         (b) Commencing on August 1, 1999, and on the first day of each month thereafter, through and including January 1, 2006, equal payments of principal of and accrued and unpaid interest on the Bond shall be due and payable in amounts sufficient to fully amortize the principal of the Bond by January 1, 2006, at the Interest Rate.

         (c) Payment of the entire unpaid principal balance of the Bond, together with accrued but unpaid interest thereon, and all other indebtedness due hereunder shall be payable on January 1, 2006 (the "Final Maturity Date").

                                                                    EXHIBIT 4.7

         (d) If the Borrower makes any partial prepayment permitted under this Bond, the monthly payments due pursuant to this Bond shall be adjusted to be equal to payments of principal of and interest on the Bond in amounts sufficient to fully amortize the remaining principal of the Bond by January 1, 2006, at the Interest Rate.

All interest hereon shall be computed on the basis of a year of three hundred sixty (360) days and charged for actual days principal is unpaid. If any payment of principal or interest is not paid when due, each and every such delinquent payment, including the entire principal balance and accrued interest in the event of an acceleration of the Bond, shall bear interest to the extent permitted by law at the rate of 18% per annum from its due date until payment.

         The Bond is subject to optional redemption prior to maturity, at the election of the Borrower, in whole, at any time on or after September 1, 2000, at a redemption price equal to the principal amount of the Bond to be redeemed, plus accrued interest to the date of redemption, plus a premium (expressed as a percentage of the principal amount of the Bond outstanding as of the date of redemption) determined in accordance with the following schedule:

---------------------------------------------- -- --------------------------------------
               Redemption Date                             Redemption Premium
---------------------------------------------- -- --------------------------------------
---------------------------------------------- -- --------------------------------------
     September 1, 2000 - August 31, 2001                         4.00 %
---------------------------------------------- -- --------------------------------------
     September 1, 2001 - August 31, 2002                         3.00 %
---------------------------------------------- -- --------------------------------------
     September 1, 2002 - August 31, 2003                         2.00 %
---------------------------------------------- -- --------------------------------------
     September 1, 2003 - August 31, 2004                         1.00 %
---------------------------------------------- -- --------------------------------------
      September 1, 2004 and thereafter                           0.00 %
---------------------------------------------- -- --------------------------------------

         The Bond is subject to special optional redemption prior to maturity, in part, on or before December 31, 1999, at the election of the Borrower from "Excess Bond Proceeds." The term "Excess Bond Proceeds" means up to $800,000 of the proceeds derived from the sale of the Bond, but in no case an amount greater than the amount not disbursed under Section 7(b) of the Escrow Deposit Agreement because of the Borrower's inability to provide acceptable collateral pursuant to the terms of such Section 7(b).

         The Bond is subject to mandatory redemption, in whole but not in part, at its principal amount plus accrued interest to the date of redemption upon occurrence of any of the following events: (a) all or substantially all the Building (as defined in the Loan Agreement) shall have been damaged or destroyed to such extent that in the reasonable opinion of the Holder, the repair and restoration of the Building or use of a replacement building is economically not practicable or cannot be accomplished within twelve months, or (b) there occurs the condemnation of all or substantially all the Facility (as defined in the Loan Agreement) or the taking by eminent domain of such use or control of the Facility as to render it unsatisfactory to the Borrower for its intended use for a period of time longer than twelve months and the Borrower does not commence operations in a replacement Facility satisfactory to the Borrower within twelve months.

         Notice of redemption with respect to the Bond shall be mailed first-class, postage prepaid, not less than thirty days prior to the redemption date, to each holder of the Bond to be redeemed. If less than all the Bond is subject to redemption, the Borrower shall determine and designate the principal of the Bond to be redeemed.

                                                                    EXHIBIT 4.7

         This Bond is issued under and pursuant to authority granted by the Minnesota Municipal Industrial Development Act, being Minnesota Statutes,
Section 469.152 to 469.1651, as amended (the "Act"), for the purpose of providing funds for a project, as defined in Section 469.153, subd. 2, of the Act, consisting of the acquisition and installation of certain equipment with respect to the manufacturing business of the Borrower located in the City of Belle Plaine, Minnesota (the "City"), and paying necessary expenses incidental thereto, such funds to be loaned by the Issuer to the Borrower pursuant to a resolution adopted by the Issuer (the "Resolution") and the Loan Agreement, thereby assisting activities in the public interest and for the public welfare of the City and the Issuer. This Bond is secured by, among other instruments, an Assignment of Loan Agreement, dated as of July 1, 1998 (the "Assignment of Loan Agreement"), from the Issuer to the Lender and a Security Agreement, dated as of July 1, 1998 (the "Security Agreement"), from the Borrower to Lender.

         This Bond and interest thereon and any penalty, premium, or other indebtedness due hereunder are payable solely from the revenues and proceeds derived from the Loan Agreement and the Security Agreement, and do not constitute a debt of the City or the Issuer within the meaning of any constitutional or statutory limitation, are not payable from or a charge upon any funds other than the revenues and proceeds pledged to the payment thereof, and do not give rise to a pecuniary liability of the City or the Issuer (other than from proceeds derived from the Loan Agreement), or, to the extent permitted by law, of any of its officers, agents, or employees, and no Holder of this Bond shall ever have the right to compel any exercise of the taxing power of the City or the Issuer to pay this Bond or the interest thereon, or to enforce payment thereof against any property of the City or the Issuer (other than proceeds derived from the Loan Agreement), and this Bond does not constitute a charge, lien, or encumbrance, legal or equitable, upon any property of the City or the Issuer (other than proceeds derived from the Loan Agreement), and the agreement of the Issuer to perform or cause the performance of the covenants and other provisions herein referred to shall be subject at all times to the availability of revenues or other funds furnished for such purpose in accordance with the Loan Agreement, sufficient to pay all costs of such performance or the enforcement thereof.

         On the date of issuance, the Issuer will register this Bond upon its books. Upon such registration, this Bond shall be transferable upon the books of the Issuer, by the Holder hereof in person or by its attorney duly authorized in writing, upon surrender hereof together with a written instrument of transfer satisfactory to the Issuer, duly executed by the Holder or its duly authorized attorney; provided, however, that any assignment, transfer, sale, or conveyance of this Bond shall be subject to the limitations set forth in Section 7.8 of the Loan Agreement. Upon such transfer the Issuer will note the date of registration and the name and address of the new Holder upon the books of the Issuer and in the registration blank appearing below. The Issuer may deem and treat the person in whose name this Bond is last registered upon the books of the Issuer with such registration also noted on the Bond, as the absolute owner hereof, whether or not overdue, for the purpose of receiving payment of or on account of the principal balance, redemption price, or interest, and for all other purposes, and all such payments so made to the Holder or upon its order shall be valid and effectual to satisfy and discharge the liability upon this Bond to the extent of the sum or sums so paid, and the Issuer shall not be affected by any notice to the contrary.

         All of the agreements, conditions, covenants, provisions, and stipulations contained in the Resolution, the Loan Agreement, the Security Agreement, and the Assignment of Loan Agreement, or any instrument securing, or executed in connection with the issuance of, this Bond are hereby made a part of this Bond to the same extent and with the same force and effect as if they were fully set forth herein. If an Event of Default occurs under the Security Agreement, the Loan Agreement, or any such other instrument, then the Holder of this Bond may at its right and option declare immediately due and payable

                                                                    EXHIBIT 4.7

the principal balance of this Bond and interest accrued thereon, and, to the extent permitted by law, a prepayment premium of 4% of the outstanding principal amount of the Bond but only if the Event of Default has occurred and if the Holder has declared immediately due and payable the principal balance of this Bond and interest accrued thereon on or before August 31, 2001, and thereafter a prepayment premium equal to the applicable redemption premium for an optional redemption, together with any costs of collection including attorneys' fees incurred by the Holder of this Bond in collecting or enforcing payment hereof, whether suit be brought or not, and all other sums due hereunder or under the Loan Agreement, or any instrument securing this Bond.

         The remedies of the Holder of this Bond as provided herein, and in the Security Agreement, the Loan Agreement, or any other instrument securing, or executed in connection with the issuance of, this Bond, shall be cumulative and concurrent and may be pursued singly, successively, or together, and, at the sole discretion of the Holder of this Bond, may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

         The Holder of this Bond shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Holder of this Bond, and then only to the extent specifically set forth in the writing and if the Borrower pays, upon the Holder's demand, $1,500 to the Holder as reimbursement for the Holder's cost of providing such a waiver. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. This Bond may not be amended, modified, or changed except only by an instrument in writing signed by the party against whom enforcement of any such amendment, modification, or change is sought.

         If any term of this Bond, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Bond, or the application of such term to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Bond shall be valid and enforceable to the fullest extent permitted by law.

         This Bond is made with reference to, and shall be construed as, a Minnesota contract and governed by the laws thereof.

         IT IS HEREBY CERTIFIED AND RECITED that all conditions, acts, and things required to exist, happen, and be performed precedent to or in the issuance of this Bond do exist, have happened, and have been performed in regular and due form as required by law.

                                                                    EXHIBIT 4.7

         IN WITNESS WHEREOF, the Issuer has caused this Bond to be duly executed by its duly authorized officers as of _______________, 1998.



                                ECONOMIC DEVELOPMENT AUTHORITY
                                OF THE CITY OF BELLE PLAINE, MINNESOTA



                                By
                                  -------------------------------------

                                Its
                                   ------------------------------------



                                By
                                  -------------------------------------

                                Its
                                   ------------------------------------

                                                                    EXHIBIT 4.7

                           CERTIFICATE OF REGISTRATION

It is hereby certified that the undersigned has registered this Bond in the name of the Holder, as indicated in the registration blank below, on the books of the Issuer kept for that purpose.

--------------------------------------------------------------------------------------------------------
 Name of Registered                                                            Signature of Issuer
     Holder                               Date of Registration                        Official
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

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